UNITED STATES

SECURITIES AND EXHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant ☐ Filed by a party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

M.D.C. Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M.D.C. Holdings, Inc.

4350 S. Monaco Street

Denver, Colorado 80237

IMPORTANT INFORMATION REGARDING THE LOCATION OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, APRIL 20, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of M.D.C. Holdings, Inc. (the “Company”), dated February 25, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 20, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 25, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On March 25, 2020, M.D.C. Holdings, Inc. issued the following press release.

FOR IMMEDIATE RELEASE

M.D.C. HOLDINGS, INC.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2020

DENVER, COLORADO, March 25, 2020 /PRNewswire/ -- M.D.C. Holdings, Inc. (NYSE: MDC) announced today that, due to the ongoing public health impact of the coronavirus outbreak (COVID-19), the recommendations and orders of federal and Colorado authorities, and to support the health and well-being of our personnel and shareholders, the location of the Annual Meeting of Shareholders of M.D.C. Holdings, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Monday, April 20, 2020 at 10:00 a.m., Mountain Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. Shareholders will not be able to attend the Annual Meeting in-person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on February 20, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted electronically to the Annual Meeting at www.virtualshareholdermeeting.com/MDC2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The Annual Meeting on April 20, 2020 at 10:00 a.m. Mountain Time is available at www.virtualshareholdermeeting.com/MDC2020. The proxy statement and Annual Report are available on our Investor Relations website at http://www.mdcholdings.com. Additionally, you may access our proxy materials at: www.rdgir.com/mdc-holdings-inc, a site that does not have “cookies” that identify visitors to the site.

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 205,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle and Portland. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

SOURCE M.D.C. Holdings, Inc.

For further information: Robert N. Martin, Senior Vice President and Chief Financial Officer,

1-866-424-3395, IR@mdch.com